Exhibit 10.5

                 FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
                     CREDIT FACILITY AND SECURITY AGREEMENT


         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT FACILITY AND SECURITY AGREEMENT (the "First Amendment") is made effective as of March 9, 2006, by and among JP MORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A.), with an office located at 1300 East Ninth Street, FL 13, Cleveland, Ohio 44114 ("Lender"), and CONTINENTAL CONVEYOR & EQUIPMENT COMPANY, a Delaware corporation ("Continental"), with its principal place of business and executive offices located at 216 West 4th Avenue, South, P. O. Box 400, Winfield, Alabama 35594, and GOODMAN CONVEYOR COMPANY, a Delaware corporation ("Goodman"), with its principal place of business and executive offices located at U.S. Route 178 South, P. O. Box 866, Belton, South Carolina 29627 (each of "Continental" and "Goodman" being sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers").

RECITALS

         A. The Borrower and Lender, entered into a Second Amended And Restated Credit Facility and Security Agreement, dated as of October 4, 2004 (the "Credit Agreement"), pursuant to which Lender agreed to make available to the Borrower a loan of up to $35,000,000.00. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

         B. The Borrower has requested the extension of the maturity date of, and certain other amendments to, the Credit Agreement.

         C. To secure the repayment of the loan described herein, Borrower granted to Lender a continuing security interest in the Collateral pursuant to the Credit Agreement, together with a lien granted in certain real property pursuant to the various Mortgages delivered with respect thereto.

         D. Lender is willing to make the extensions and amendments herein described, upon the terms, covenants and conditions herein set forth, and in reliance upon the representations and warranties of Borrower herein contained.



NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by reference), the terms, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendments.

         1.1 Section 1.1 of the Credit Agreement is hereby amended by adding in alphabetical order the defined term "Allocated Special Reserves" to read in its entirety as follows:

                  "Allocated Special Reserves" means that portion or all of the Special Reserves that is allocated in writing by the Borrowers to either or both the Continental Revolving Commitment and/or the Goodman Revolving Commitment in a manner other than the amounts derived from the Pro-Rata Special Reserves; provided, that the amount of the aggregate Allocated Special Reserves shall be equal to the amount of the Special Reserves in effect at that time; provided, further, if the Borrowers make a written election of Allocated Special Reserves, the Borrowers may thereafter make another such written election prior to the beginning of each subsequent calendar quarter, and if no such election is made prior to the end of a calendar quarter, the Pro-Rata Special Reserves automatically shall be re-implemented for the next succeeding calendar quarter.

         1.2 Section 1.1 of the Credit Agreement is hereby amended by adding in alphabetical order the defined term "Continental Revolving Commitment" to read in its entirety as follows:

                  "Continental Revolving Commitment" means $27,000,000.00, minus the Pro-Rata Special Reserves or Allocated Special Reserves (as the case may be) applicable to Continental.

         1.3 Section 1.1 of the Credit Agreement is hereby amended by modifying the defined term "Borrowing Base" to read in its entirety as follows:

                  "Borrowing Base" means, at any time, with respect to each Borrower, the sum of (a) 85% of such Borrower's Eligible Accounts at such time, plus (b) 55% of such Borrower's Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, minus (c) Reserves related to such Borrower, minus (d) any Special Reserves. The maximum amount of Inventory which may be included as part of Borrowers' Borrowing Base is $12,000,000 for Continental, and $1,500,000 for Goodman (after the advance rate is applied). The Lender may, in its Permitted Discretion, reduce the advance rates set forth above, reduce one or more of the other elements used in computing the Borrowing Base, or increase the Reserves. Lender shall provide Borrowers twenty
                  (20) days advance written notice of any change in the advance rates, Borrowing Base elements or Reserves, and Borrowers shall comply with any such change or changes by the twentieth
                  (20th) day after the date of such notice by repaying any advances that would otherwise exceed the Borrowing Base as adjusted by such changes; provided, however, that if the net effect of such changes in the advance rates, elements and/or Reserves reduces the Borrowing Base by $1,000,000 or more, then Borrowers shall comply with such change or changes by the thirtieth (30th) day after the date of such notice by repaying any advances that would otherwise exceed the Borrowing Base as adjusted by such changes.



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         1.4 Section 1.1 of the Credit Agreement is hereby amended by modifying the defined term "Debt Coverage" to read in its entirety as follows:

                  "Debt Coverage" means, on a combined consolidated basis, the ratio of: (1) Borrowers' operating income, plus depreciation, amortization and other non-cash items reasonably acceptable to Lender, less Distributions and cash Taxes paid; to (2) the amount of all principal and interest paid or payable by the Borrowers to Lender plus all Capital Expenditures not funded on a term basis at the end of calculation thereof.

         1.5 Section 1.1 of the Credit Agreement is hereby amended by modifying the defined term "Distribution" to read in its entirety as follows:

                  "Distribution" in respect of a Borrower means:

                  (i) The payment of any dividends or other distributions, whether in cash, by transfer of property or otherwise, to or for the benefit of any shareholder or stockholder or Affiliate of such Borrower (including, any distribution to or for the benefit of Global intended for the payment of interest and/or principal payments toward the Bond Obligations);

                  (ii) The redemption or acquisition of any Securities of such Borrower; and

                  (iii) The payment of any Management Fees.

         1.6 Section 1.1 of the Credit Agreement is hereby amended by modifying the defined term "Facility Termination Date" by deleting the reference to "July 31, 2006" in the second line thereof and replacing it with a reference to "March 31, 2008."

         1.7 Section 1.1 of the Credit Agreement is hereby amended by adding in alphabetical order the defined term "Goodman Revolving Commitment" to read in its entirety as follows:

                  "Goodman Revolving Commitment" means $3,000,000.00, minus the Pro-Rata Special Reserves or the Allocated Special Reserves (as the case may be) applicable to Goodman.

1.8 Section 1.1 of the Credit Agreement is hereby amended by modifying the defined term "Obligations," to read in its entirety as follows:

                  "Obligations" means all debts, liabilities and obligations of the Loan Parties to Lender under this Agreement and also any and all other debts, liabilities and obligations of Loan Parties to Lender of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limiting the generality of the foregoing, any debt, liability or obligation of any Loan Party to Lender (or any affiliate of Lender) under any Guaranty, Letter of Credit and/or Reimbursement Obligation, Banking Services, Rate Management Transaction, or of any Loan Party to any other Person which Lender may have obtained by assignment or otherwise and all interest, fees, charges and expenses which at any time may be payable by any Loan Party to Lender.

         1.9 Section 1.1 of the Credit Agreement is hereby amended by modifying the defined term "Permitted Distributions," to read in its entirety as follows:

                  "Permitted Distributions" means, provided that no Event of Default or Unmatured Default then exists, and the making of such payment or distribution would not cause an Event of Default to occur:

                  (a) the payment of one or more dividends or distributions by Borrowers to or for the benefit of Global, and in support of Borrowers' obligations under the Guaranty or Guarantees by Borrowers of the Bond Obligations, in order to assist Global in making semi-annual interest payments on the Bond Obligations pursuant to the Indenture, but only if the Borrowers are then in compliance with all covenants set forth in Sections 8.1 and 8.2 of the Credit Agreement both before and after such proposed Distribution.

                  (b) the payment of one or more dividends or distributions by Borrowers to or for the benefit of Global, and in support of Borrowers' obligations under the Guaranty or Guarantees by Borrowers of the Bond Obligations, in order to assist Global in making, effective as of April 1, 2007, a payment not to exceed $10,700,000 with respect to the Bond Obligations pursuant to the Indenture, but only if:

                           i) the Borrowers shall have a Debt Coverage ratio of not less than 1.2 to 1.0 on a pro-forma basis after giving affect to a proposed redemption payment to be made upon the Bond Obligations;

                           ii) the Borrowers shall have Aggregate Availability of not less than $10,000,000 under the Revolving Loans on a pro-forma basis after giving affect to a proposed principal redemption payment to be made upon the Bond Obligations, and the Borrower's unsecured payables and trade debt shall not be outstanding more than sixty (60) days past the due date thereof (except to the extent an unsecured payable or trade debt is disputed in good faith by Continental or Goodman, and such disputed payable or trade debt is reasonably acceptable to Lender); provided, however, the Aggregate Availability for purposes of this subsection shall be calculated without deducting the Special Reserves from the Borrowing Base.

                           iii) all such calculations shall be based upon the audited annual financial statements and unaudited internally prepared quarterly financial statements submitted by Borrowers and Global to the Lender and the Indenture Trustee;

                           iv) the Borrowers shall submit to Lender pro-forma financial statements, certified as being true and correct by each of the Borrowers' respective chief financial officer, establishing that both before and after any proposed redemption payment of the Bond Obligations, the Borrowers are in compliance with all covenants set forth in Sections 8.1 and 8.2 of the Credit Agreement, together with those set forth in this subsection (b); and

(c)                    the payment of management fees by Borrowers to Global.

(d) the payment of one or more dividends or distributions by Borrower to or for the purpose of funding any and all taxes that are or may become due.

         1.10 Section 1.1 of the Credit Agreement is hereby amended by adding in alphabetical order the defined term "Pro-Rata Special Reserves" in alphabetical order:

                  "Pro-Rata Special Reserves" means the product derived by the following calculation:

                  The Continental Revolving Commitment or the Goodman Revolving Commitment (before deduction of the Special Reserves), divided by the aggregate Revolving Commitment (before deduction of the Special Reserves), with the resulting amount multiplied by the Special Reserves then in effect.

         1.11 Section 1.1 of the Credit Agreement is hereby amended by modifying the defined term "Revolving Commitment" to read in its entirety as follows:

                           "Revolving Commitment" means the commitment of the
                  Lender to make Revolving Loans or incur LC Obligations, which aggregate commitment shall be Thirty Million and no/100 Dollars ($30,000,000.00) minus the Special Reserves, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement; provided, however, that the following sub-limits shall apply:

                           (i) With respect to Continental, an amount equal to
                  the Continental Revolving Commitment, with a further $5,000,000 sub-limit for Letters of Credit for the account of Continental; and

                           (ii) With respect to Goodman, an amount equal to the
                  Goodman Revolving Commitment, with a further $500,000 sub-limit for Letters of Credit for the account of Goodman.

         1.12 Section 1.1 of the Credit Agreement is hereby amended by adding in alphabetical order the defined term "Special Reserves" in alphabetical order:

                  "Special Reserves" shall mean the following aggregate amounts for the following periods: $2,500,000 as of March 31, 2006; $5,000,000 as of June 30, 2006; $7,500,000 as of September 30,
                  2006; and, $10,700,000 as of December 31, 2006 and thereafter; provided, however, that if a Permitted Distribution is in fact made on or about April 1, 2007 to Global pursuant to the terms of the Credit Agreement (as amended) to assist Global in making a redemption payment, not to exceed $10,700,000, of the Bond Obligations, then, and in that event, the Special Reserves thereafter shall be $0.00.

         1.13 (a) The second sentence of Subsection (c) of Section 2.1.4 of the Credit Agreement is hereby modified and amended by substituting the date "March 1, 2008" for the date "July 1, 2006"

                  (b) The third sentence of Subsection (c) of Section 2.1.4 of the Credit Agreement is hereby modified and amended to read in its entirety as follows:

                  The final installment of principal shall be in an amount equal to the then remaining principal balance of the Term A Loan, together with any accrued but unpaid interest, fees and expenses with respect thereto, and shall be payable on the Facility Termination Date.

         1.14 Section 2.8(d) of the Credit Agreement is hereby amended by deleting clause (iii) thereof. The remaining balance of the deferred forbearance fee is hereby eliminated.

         1.15 Subsection 8.1(t) of the Credit Agreement is hereby amended to read in its entirety as follows:

                           (t) Maintain a consolidated Minimum Net Worth, in
                  each case calculated based upon Borrowers' fiscal quarter end combined consolidated financial statement prepared in accordance with GAAP, for each fiscal quarter ending on or after the periods shown below of not less than the following amount:

                     Period                          Minimum Net Worth
                     ------                          -----------------
      As of December  31,  2005,  and the last           $15,000,000
      day of each calendar quarter thereafter

1.16 Section 8.2 is hereby amended by adding in numerical order the following additional subsection (v) at the end thereof:

                           (v) permit or suffer to permit NES Group, Inc. or its Affiliates to own less voting power or control than fifty-one percent (51%) of the equity of Global on a fully diluted basis; and/or permit or suffer to permit Global or its Affiliates to own less voting power or control than fifty-one percent (51%) of the equity of Borrowers on a fully diluted basis

         1.17 Subsection 14.9(a) of the Credit Agreement is hereby amended to read in it's entirety as follows:

                  (a)      If to Lender, at: JPMorgan
                           Chase Bank, N.A. 1300 East
                           9th Street, FL 13
                           Cleveland, Ohio 44114 Attn:
                           David J. Waugh, Vice
                           President

                           With a copy to:  Ulmer & Berne LLP
                           Skylight Office Tower
                           1660 West 2nd Street, Suite 1100
                           Cleveland, OH 44113-1448
                           Attn: Alan W. Scheufler, Esq.

         1.18 The Lending Installation appearing on the signature page of the Credit Agreement is hereby amended to read in its entirety as follows:

                           Lending Installation:

                           JPMorgan Chase Bank, N.A.
                           1300 East 9th Street, FL 13
                           Cleveland, Ohio 44114



2. Borrower's Representations, Warranties and Events of Default.

         2.1 Affirmation of Credit Agreement. Except as amended hereby, the terms, provisions, conditions and agreements of the Credit Agreement are hereby ratified and confirmed and shall remain in full force and effect. Borrowers expressly acknowledge that this First Amendment shall neither extinguish nor satisfy, nor constitute a novation or a waiver of, the Borrowers' existing indebtedness or obligations to Lender. Each and every representation and warranty of the Borrowers set forth in the Credit Agreement are hereby confirmed and ratified in all material respects and such representations and warranties shall be deemed to have been made and undertaken as of the date of this First Amendment as well as at the time they were made and undertaken.

2.2    Other Representations. The Borrowers further represent and warrant that:
       ---------------------

                  2.2.1 No Event of Default now exists or will exist immediately following the execution hereof or after giving effect to the transactions contemplated hereby.

                  2.2.2 All necessary corporate actions have been taken by Borrowers to authorize the execution, delivery and performance of this First Amendment and all other documents or instruments required pursuant hereto or thereto; this First Amendment and each such other document or instrument have been duly and validly executed and delivered, and are valid and legally binding upon the parties thereto and enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws or by general equitable principals.

                  2.2.3 No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other person or entity (including, but not limited to, any Indenture Trustee, or any holder of bonds or notes thereunder) is required to be obtained by the Borrowers in connection with the execution, delivery or performance of this First Amendment or any document or instrument required in connection herewith or therewith which has not already been obtained or completed.

3. Consent; Continuing Security Interest. This First Amendment is executed by the Borrowers and the Guarantor to acknowledge, agree and consent to the amendments made pursuant hereto, and to acknowledge that the security interests and liens granted by the Borrowers and the Guarantor to Lender pursuant to the Credit Agreement and the Mortgages shall continue to secure all Obligations.

4. Waivers; Releases. EACH BORROWER, FOR ITSELF AND ITS RESPECTIVE AFFILIATES, SUCCESSORS, ASSIGNS, MEMBERS, SHAREHOLDERS, OFFICERS, DIRECTORS AND MANAGERS, HEREBY FOREVER WAIVES, RELINQUISHES, DISCHARGES AND RELEASES ALL DEFENSES AND CLAIMS OF EVERY KIND OR NATURE, WHETHER EXISTING BY VIRTUE OF STATE, FEDERAL, OR LOCAL LAW, BY AGREEMENT OR OTHERWISE, AGAINST LENDER, ITS SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, SHAREHOLDERS, AGENTS, EMPLOYEES AND ATTORNEYS, WHETHER PREVIOUSLY OR NOW EXISTING OR ARISING OUT OF OR RELATED TO ANY TRANSACTION OR DEALINGS AMONG THE PARTIES, OR ARISING OUT OF THIS FIRST AMENDMENT OR ANY PRIOR AMENDMENT, WHICH ANY BORROWER MAY HAVE OR MAY HAVE MADE AT ANY TIME UP THROUGH AND INCLUDING THE DATE OF THIS FIRST AMENDMENT, INCLUDING WITHOUT LIMITATION, ANY AFFIRMATIVE DEFENSES, CLAIMS, COUNTERCLAIMS, SETOFFS, DEDUCTIONS OR RECOUPMENTS. NOTHING CONTAINED IN THIS FIRST AMENDMENT PREVENTS ENFORCEMENT OF THIS RELEASE.

5. Fees and Expenses. The Borrowers shall pay to Lender an extension fee of $30,000 upon the execution hereof. As required under the Credit Agreement, the Borrowers shall reimburse the Lender upon demand for all out-of-pocket costs, charges and expenses of the Lender (including reasonable fees and disbursements of legal counsel to Lender) in connection with the preparation, negotiation, execution and delivery of this First Amendment and the other agreements or documents relating hereto or required hereby.

6. Reference to Credit Agreement. On and after the date of this First Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Credit Agreement in any Note or other Loan Document, or other agreement, document or instrument executed and delivered pursuant to the Credit Agreement, shall be deemed a reference to the Credit Agreement as amended hereby.

7. Counterparts. This First Amendment may be executed in as many counterparts as may be convenient, each of which when so executed shall be deemed to be an original for all purposes, and all of which shall be deemed on and the same instrument.

8. Further Acts. The parties agree to perform any further acts and to execute and deliver any additional documents which may be reasonably necessary to carry out the intent and provisions of this First Amendment.

9. Binding Effect. This First Amendment shall be binding upon and shall inure to the benefit of the Borrowers, the Guarantor, the Lender, and their respective heirs, personal representatives, successors and assigns.

10. Construction. This First Amendment shall be interpreted in accordance with the laws of the State of Ohio, without regard to its conflicts of laws principles. Headings used herein are provided for convenience only, and shall not be used in construing this First Amendment. If any provision of this First Amendment is deemed by a court of competent jurisdiction to be invalid or unenforceable, then such invalid or unenforceable provision shall be ignored and shall have no effect upon the validity and enforceability of the remaining provisions hereof.

11. WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR LENDER TO ENTER INTO THIS FIRST AMENDMENT, LENDER AND BORROWER AGREE THAT NOTWITHSTANDING ANY CONSTITUTIONAL RIGHT, EACH PARTY HEREBY WAIVES SUCH RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS FIRST AMENDMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LENDER AND BORROWER (REGARDLESS OF WHETHER THE CLAIMS MAY ARISE UNDER CONTRACT, TORT OR OTHERWISE).

         IN WITNESS WHEREOF, the parties have signed this First Amendment to Credit Facility and Security Agreement, intending to be legally bound thereby as of the date first set forth above.

                                    BORROWERS
                                    CONTINENTAL CONVEYOR & EQUIPMENT COMPANY


                                    By:  _____________________________
                                    Print Name: _______________________
                                    Print Title: ________________________


                                    GOODMAN CONVEYOR COMPANY



                                    By:  _____________________________
                                    Print Name: _______________________
                                    Print Title: ________________________



                                    LENDER
                                    JP MORGAN CHASE BANK, N.A.


                                    By:  _____________________________
                                    Print Name: _______________________
                                    Print Title: ________________________

                     CONSENT AND REAFFIRMATION OF GUARANTOR

         The undersigned is a Guarantor of the Obligations arising pursuant to the Credit Agreement. The undersigned does hereby consent to the terms of the foregoing First Amendment executed and delivered by Borrower, and does hereby ratify and confirm in all respects the Guaranty dated October 4, 2004 to which the undersigned is a party. The undersigned further specifically consents to and joins in the representations, warranties, agreements and the waiver and release set forth in Sections 2, 4 and 11 of the foregoing Amendment. Guarantor acknowledges that it has consulted with counsel in connection with the negotiation, execution and delivery of this Consent And Reaffirmation of Guarantor.

         WARNING. BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

                                    GUARANTOR
                                    CONTINENTAL GLOBAL GROUP, INC.


                                    By:  _____________________________
                                    Print Name: _______________________
                                    Print Title: ________________________